                                                                  EXHIBIT 4.13.4


                  EPIXTAR CORP. AND CERTAIN OF ITS SUBSIDIARIES
                            MASTER SECURITY AGREEMENT


To:      Laurus Master Fund, Ltd.
         c/o M&C Corporate Services Limited
P.O. Box 309 GT
Ugland House
South Church Street
George Town
Grand Cayman, Cayman Islands

Date: April 29, (2005)

To Whom It May Concern:

         23. To secure the payment of all Obligations (as hereafter defined), Epixtar Corp., a Florida corporation (the "Company"), each of the other undersigned parties (other than Laurus Master Fund, Ltd, "Laurus")) and each other entity that is required to enter into this Master Security Agreement (each an "Assignor" and, collectively, the "Assignors") hereby assigns and grants to Laurus a continuing security interest in all of the following property now owned or at any time hereafter acquired by any Assignor, or in which any Assignor now have or at any time in the future may acquire any right, title or interest (the "Collateral"): all cash, cash equivalents, accounts, deposit accounts (including, without limitation, the Lockbox Deposit Accounts referred to below), inventory, equipment, goods, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those current in effect among our affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, trademarks, trademark applications, patents, patent applications, copyrights, copyright applications and tradestyles, in each case, in which any Assignor now have or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefore. In the event any Assignor wishes to finance the acquisition in the ordinary course of business of any hereafter acquired equipment and have obtained a commitment from a financing source to finance such equipment from an unrelated third party, Laurus agrees to release its security interest on such hereafter acquired equipment so financed by such third party financing source. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning provided such terms in the Securities Purchase Agreement referred to below.

         24. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to Laurus arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and among the Company, Voxx Corporation, a Florida corporation ("Voxx") and Laurus (the "Securities Purchase Agreement") and (ii) the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, are collectively referred to herein as the "Documents"), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of any Assignor and/or any other subsidiary of the Company to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor and/or any other subsidiary of the Company under Title 11, United States Code, including, without limitation, obligations or indebtedness of each Assignor and/or any other subsidiary of the Company for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case, irrespective of the allowability, allowance or disallowance of such post-petition interest, fees, costs and charges.

         25. Each Assignor hereby jointly and severally represents, warrants and covenants to Laurus that:

                  25.1 it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and organized under the respective laws of its jurisdiction of organization set forth on Schedule A, and each Assignor will provide Laurus thirty (30) days' prior written notice of any change in any of its respective jurisdiction of organization;

                  25.2 its legal name is as set forth in its respective Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A, and it will provide Laurus thirty (30) days' prior written notice of any change in its legal name;

                  25.3 its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide Laurus thirty (30) days' prior written notice of any change in any of its organizational identification number;

                  25.4 it is the lawful owner of the respective Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

                  25.5 it will keep its respective Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature ("Encumbrances"), except (i) Encumbrances securing the Obligations and Sands Obligations (as defined in the Intercreditor Agreement),
(ii) to the extent said Encumbrance does not secure indebtedness in excess of $100,000 and such Encumbrance is removed or otherwise released within thirty
(30) days of the creation thereof, (iii) liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar liens arising by operation of law, in each case arising in the ordinary course of business and for amounts that are not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which an adequate reserve or other appropriate provision shall have been made to the extent required by generally accepted accounting principals, (iv) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and (v) the Encumbrances set forth on Schedule B hereto (the preceding clauses (i) through (iv), collectively, the "Permitted Encumbrances");

                  25.6 it will, at its and the other Assignors joint and several cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors' business;

                  25.7 it will not without Laurus' prior written consent, sell, exchange, lease or otherwise dispose of the Collateral, whether by sale, lease or otherwise, except (I) as set forth in the accounts receivable factoring documents described on Schedule B hereto (as such documents are in effect on the date hereof) and (II) for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $75,000 and only to the extent that:

                  (a) the proceeds of any such disposition are used to acquire replacement Collateral which is subject to Laurus' first priority perfected security interest, or are used to repay Obligations or to pay general corporate expenses; and

                  (b) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations;

                  25.8 it will insure or cause the Collateral to be insured in Laurus' name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Laurus shall specify in amounts and under policies by insurers acceptable to Laurus and all premiums thereon shall be paid by such Assignor and the policies delivered to Laurus. If any such Assignor fails to do so, Laurus may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

                  25.9 it will at all reasonable times, upon reasonable notice and in a reasonable manner, allow Laurus or Laurus' representatives free access to and the right of inspection of the Collateral;

                  25.10 such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves Laurus harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that Laurus may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against Laurus or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by Laurus' own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision);

                  25.11    Subject to Section 3(l) below, on or prior to the
(30)th day following the Closing Date, each of Voxx and each Subsidiary of Voxx that is an Assignor (collectively, the "Voxx Assignors" and each, a "Voxx Assignor") will (x) irrevocably direct all of its present and future Voxx Account Debtors (as defined below) and other persons obligated to make payments constituting Collateral owned by any Voxx Assignor to make such payments directly to the lockboxes maintained by Voxx (the "Lockboxes") with Gibraltar Bank, N.A. or such other financial institution accepted by Laurus in writing as may be selected by such Voxx Assignor (the "Lockbox Bank") (each such direction pursuant to this clause (x), a "Direction Notice") and (y) provide Laurus with copies of each Direction Notice, each of which shall be agreed to and acknowledged by the respective Voxx Account Debtor. Upon receipt of such payments, the Lockbox Bank has agreed to deposit the proceeds of such payments in a deposit account maintained at the Lockbox Bank and accepted by Laurus in writing (collectively, the "Lockbox Deposit Accounts"). On or prior to the Closing Date, each Voxx Assignor shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to, following notification by Laurus (which notification Laurus shall only give following the occurrence and during the continuance of an Event of Default), comply only with the instructions or other directions of Laurus concerning the Lockboxes and the Lockbox Deposit Account. All of each Voxx Assignor's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Voxx Account (as defined below) of any Voxx Assignor or any other amount constituting Collateral of any Voxx Assignor shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Voxx Account Debtors, any Assignor or any other subsidiary of the Company receives any payments referred to in this Section 3(k), such Assignor or such other subsidiary of the Company shall immediately remit such payments to the Lockbox Deposit Account in their original form with all necessary endorsements. Until so remitted, such Assignor or such other subsidiary of the Company shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property. For the purpose of this Master Security Agreement, (x) "Voxx Accounts" shall mean all "accounts", as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof, now owned or hereafter acquired by any Voxx Assignor (or any other Assignor for the benefit of any Voxx Assignor) and (y) "Voxx Account Debtor" shall mean any person or entity who is or may be obligated with respect to, or on account of, a Voxx Account. Laurus and each Assignor agree that so long as no Event of Default has occurred and is continuing, only the Voxx Assignors shall be permitted to access and utilize the cash in the Lockboxes for its corporate purposes as directed by the Voxx Assignors;

                  25.12 Notwithstanding anything contained herein to the contrary, each Voxx Assignor is permitted to continue factoring its account receivables owed by Discover Financial Services, Inc. and CompuCredit Corporation to such Voxx Assignor both in the Philippines and in the United States. (the "Permitted Factoring Arrangements"). Each Voxx Assignor explicitly agrees (i) not to factor any accounts receivable owed to it other than those accounts receivable owed by Discover Financial Services, Inc. and CompuCredit Corporation and (ii) in respect of all receipts and other amounts owed any Voxx Assignor by any factoring company (each, a "Factor") conducting the Permitted Factoring Arrangements, (x) a Factor shall be deemed a Voxx Account Debtor and
(y) all receipts and other amounts payable by a Factor to any Voxx Assignor shall be deposited and handled in accordance with the provisions of Section 3(k) hereof;

                  25.13 For so long as their shall be any Obligations due and owing to Laurus in respect of this Master Security Agreement and/or any Document, all business of the type and nature currently conducted by the Company and its subsidiaries (the "Voxx Business") shall continue to be conducted by the Company and its subsidiaries (either now existing or hereon after formed as a wholly-owned subsidiary) (the "Business Entities") hereon in and after; and

                  (n) From and after the date hereof, the Company and Voxx Corporation will, as soon as practicable, use their collective best efforts to cause all assets, accounts, obligations, functions and other elements associated with the Voxx Business which are not, as of the date hereof, conducted or owned by Voxx Corporation or any of its Subsidiaries, to be consolidated within the Voxx Business Entities for the purpose of centralizing the Voxx Business within the Voxx Business Entities and thereby establishing the Voxx Business as a free-standing, independent operating enterprise capable of consummating an initial public offering with minimal operational and financial reliance upon the Company and its Subsidiaries that do not consist of the Voxx Business Entities

         26. The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Master Security Agreement:

                  26.1 breach of any covenant, warranty, representation or statement made or furnished to Laurus by any Assignor or on any Assignor's benefit was false or misleading in any material respect when made or furnished, and if subject to cure, shall not be cured for a period of thirty (30) days;

         (b) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

                  (a) such loss is covered by insurance proceeds which are used to replace the item or repay Laurus; or

                  (b) said levy, seizure or attachment does not secure indebtedness in excess of $100,000 and such levy, seizure or attachment has not been removed or otherwise released within thirty (30) days of the creation or the assertion thereof;

                  26.2 any Assignor shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of Assignors' property;

                  26.3 any proceedings under any bankruptcy or insolvency law shall be commenced by or against any Assignor and if commenced against any Assignor shall not be dismissed within forty-five (45) days;

                  26.4 the Company shall repudiate, purport to revoke or fail to perform any or all of its obligations under the Note (after passage of applicable cure period, if any); or

                  26.5 an Event of Default shall have occurred under and as defined in any Document.

         27. Upon the occurrence of any Event of Default and at any time thereafter, Laurus may declare all Obligations immediately due and payable and Laurus shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, Laurus will have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as Laurus may desire. Upon Laurus' request, each of the Assignors shall assemble or cause the Collateral to be assembled and make it available to Laurus at a place designated by Laurus. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten
(10) days before such disposition, postage prepaid, addressed to any Assignor either at such Assignor's address shown herein or at any address appearing on Laurus' records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by Laurus to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Laurus toward the payment of the Obligations in such order of application as Laurus may elect, and each Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, Laurus shall have the immediate right to withdraw any and all monies contained in the Lockbox Deposit Accounts and any other deposit accounts under the control of Laurus and apply same to the repayment of the Obligations in accordance with the terms of the Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Master Security Agreement, the Purchase Agreement or any Related Agreement, in the event that Laurus exercises the remedies provided for in this Section 5, Laurus agrees to apply the amounts (if any) set forth in the Lockbox Deposit Accounts prior to exercising its other remedies provided for in this Section 5.

         28. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor's part to be performed or fulfilled under or pursuant to this Master Security Agreement (following any applicable grace period), Laurus may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor's joint and several account and at each Assignor's joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law.

         29. Each Assignor appoints Laurus, any of Laurus' officers, employees or any other person or entity whom Laurus may designate as our attorney, with power to execute such documents in each of our behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor's behalf; to file financing statements against us covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as "all assets and all personal property, whether now owned and/or hereafter acquired" (or any substantially similar variation thereof)); following any Event of Default and any applicable period of grace, to sign our name on public records; and to do all other things Laurus deem necessary to carry out this Master Security Agreement. Each Assignor hereby ratifies and approves all acts of the attorney and neither Laurus nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

         30. No delay or failure on Laurus' part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Laurus and then only to the extent therein set forth, and no waiver by Laurus of any default shall operate as a waiver of any other default or of the same default on a future occasion. Laurus' books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof (in the absence of manifest error or fraud). Laurus shall have the right to enforce any one or more of the remedies available to Laurus, successively, alternately or concurrently. Each Assignor agrees to join with Laurus in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to Laurus and in executing such other documents or instruments as may be required or deemed necessary by Laurus for purposes of affecting or continuing Laurus' security interest in the Collateral.

         31. This Master Security Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to Laurus hereunder shall inure to the benefit of Laurus' successors and assigns. The term "Laurus" as herein used shall include Laurus, individually and in its capacity as collateral agent pursuant to the Intercreditor Agreement, any parent of Laurus', any of Laurus' subsidiaries and any co-subsidiaries of Laurus' parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor. Except as set forth below in this Section 9, any and all disputes, controversies and claims that any Assignor may assert against Laurus arising out of or relating to this Master Security Agreement or any other Document shall be determined exclusively by arbitration (each such arbitration, an "Arbitration") in New York City before a panel of three neutral arbitrators agreed to by Laurus and the Company (collectively, the "Arbitrators") in accordance with and pursuant to the then existing commercial arbitration rules of the American Arbitration Association. Each Assignor hereby irrevocably waives any right to assert such claims in any other forum. The Arbitrators shall have the power in their discretion to award specific performance or injunctive relief (but shall not have the power to render any incidental, special or punitive damages) and reasonable attorneys' fees and expenses to any party in any arbitration. The Arbitrators may not change, modify or alter any express condition, term or provision of this Master Security Agreement or of any other Document nor shall they have the power to render any award against Laurus that would have such effect. Each Arbitration award shall be final and binding upon the parties subject thereto and judgment may be entered thereon in any court of competent jurisdiction. The service of any notice, process, motion or other document in connection with an Arbitration or for the enforcement of any Arbitration award may be made in the same manner as communications may be given under Section 10 hereof. Notwithstanding the foregoing, the provisions of this Section 9 nor any other provision contained in this Master Security Agreement or in any other Document shall limit in any manner whatsoever the Laurus' right to commence an action against or in connection with any Assignor or their respective properties in any court of competent jurisdiction or otherwise utilize judicial process in connection with or arising out of Laurus' rights and remedies under this Master Security Agreement and/or any other Document or otherwise (any such action, a "Court Action"). Court Actions may be brought by Laurus in any state or federal court of competent jurisdiction and each Assignor irrevocably submits to the jurisdiction of such state and federal courts and irrevocably waives any claim or defense of inconvenient forum or lack of personal jurisdiction in such forum or right of removal or right to jury trial under any applicable law or decision or otherwise. Service of any notice, process, motion or other document in connection with a Court Action may be made in the same manner as communications may be given under Section 10. In addition, Laurus may serve process in any other manner permitted under applicable law.

         32. All notices from Laurus to any Assignor shall be sufficiently given if mailed or delivered to such Assignor's address set forth below.

                  11. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to Laurus, (y) delivering supplements to such exhibits and annexes to such Documents as Laurus shall reasonably request and (z) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to Laurus and with all documents and actions required above to be taken to the reasonable satisfaction of Laurus.

                  12. Notwithstanding anything to the contrary contained in this Master Security Agreement, the terms and conditions of this Master Security Agreement shall be subject in all respects to the terms and conditions of the Intercreditor Agreement. In the event that the terms and conditions of this Master Security Agreement are in contravention of the terms and conditions of the Intercreditor Agreement, the terms and conditions of the Intercreditor Agreement shall prevail. No provision of this Master Security Agreement shall be amended, modified, supplemented, restated, terminated or waived in any respect except by a writing duly executed by each Assignor and Laurus.

                                            Very truly yours,

                                            EPIXTAR CORP.


                                            By: /s/ Ilene Kaminsky
                                                --------------------------------
                                            Name: Ilene Kaminsky
                                            Title: CEO
                                            Address: 11900 Biscayne Boulevard
                                                     Suite 700
                                                     Miami, Florida 33181


                                            NOL GROUP, INC.


                                            By: /s/ Deborah Gambone
                                                --------------------------------
                                            Name: Deborah Gambone
                                            Title: Vice President
                                            Address: 11900 Biscayne Boulevard
                                                     Suite 700
                                                     Miami, Florida 33181


                                            NATIONAL ONLINE SERVICES, INC.


                                            By: /s/ Deborah Gambone
                                                --------------------------------
                                            Name: Deborah Gambone
                                            Title: Vice President
                                            Address: 11900 Biscayne Boulevard
                                                     Suite 700
                                                     Miami, Florida 33181

                                            LIBERTY ONLINE SERVICES, INC.


                                            By: /s/ Deborah Gambone
                                                --------------------------------
                                            Name: Deborah Gambone
                                            Title: Vice President
                                            Address: 11900 Biscayne Boulevard
                                                     Suite 700
                                                     Miami, Florida 33181


                                            AMERIPAGES, INC.


                                            By: /s/ Deborah Gambone
                                                --------------------------------
                                            Name: Deborah Gambone
                                            Title: Vice President
                                            Address: 11900 Biscayne Boulevard
                                                     Suite 700
                                                     Miami, Florida 33181


                                            B2B ADVANTAGE, INC.


                                            By: /s/ Deborah Gambone
                                                --------------------------------
                                            Name: Deborah Gambone
                                            Title: Vice President
                                            Address: 11900 Biscayne Boulevard
                                                     Suite 700
                                                     Miami, Florida 33181

                                            EPIXTAR INTERNATIONAL CONTACT CENTER
                                            GROUP, INC.


                                            By: /s/ Ilene Kaminsky
                                                --------------------------------
                                            Name: Ilene Kaminsky
                                            Title: CEO
                                            Address: 11900 Biscayne Boulevard
                                                     Suite 700
                                                     Miami, Florida 33181


                                            VOXX CORPORATION


                                            By: /s/ Ilene Kaminsky
                                                --------------------------------
                                            Name: Ilene Kaminsky
                                            Title: CEO
                                            Address: 11900 Biscayne Boulevard
                                                     Suite 700
                                                     Miami, Florida 33181


                                            EPIXTAR MARKETING CORP.


                                            By: /s/ Ilene Kaminsky_
                                                --------------------------------
                                            Name: Ilene Kaminskyk
                                            Title: CEO
                                            Address: 11900 Biscayne Boulevard
                                                     Suite 700
                                                     Miami, Florida 33181

                                            ACKNOWLEDGED:


                                            LAURUS MASTER FUND, LTD.


                                            By: /s/ Authorized Officer
                                                --------------------------------
                                            Name:
                                            Title

                                   SCHEDULE B

                                Permitted Liens